Exhibit 5.1

February 27, 2008
AMDL, Inc.
2492 Walnut Avenue, Suite 100
Tustin, California 92780

Re:	Registration Statement on Form S-3
Ladies and Gentlemen:
This opinion is furnished to you in connection with a Registration Statement on Form S-3, as the same may be amended and supplemented from time to time (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed resale of (i) up to 2,978,938 shares (the “Shares”) of common stock, $.001 par value (“Common Stock”), of AMDL, Inc., a Delaware corporation (the “Company”), previously issued to the selling stockholders (the “Selling Stockholders”) named in the prospectus (the “Prospectus”) that forms a part of the Registration Statement and (ii) up to 1,366,319 shares of Common Stock (the “Warrant Shares”) issuable to some of the Selling Stockholders upon the exercise of warrants (the “Warrants”) previously granted to them.
We are acting as counsel for the Company in connection with the offer and sale by the Selling Stockholders of the Shares and Warrant Shares pursuant to the Registration Statement. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon minutes of meetings of the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and Bylaws of the Company, each as amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.
In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such documents, and the legal competence of all signatories to such documents.
We assume that the appropriate action will be taken, if and as required, prior to the offer and sale of the Shares and the Warrant Shares under the Registration Statement, to register and qualify the Shares and the Warrant Shares for sale under all applicable state securities or “blue sky” laws. We express no opinion herein as to the laws of any
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state or jurisdiction other than the state laws of Delaware and the federal laws of the United States of America.
Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that (i) the Shares are duly authorized, legally issued, fully paid and non-assessable and (ii) the Warrant Shares, when issued, delivered and paid for in accordance with the Warrants, will be duly authorized, legally issued, fully paid and nonassessable.
It is understood that this opinion is to be used only in connection with the resale of the Shares and Warrant Shares while the Registration Statement is in effect.
Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations, and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
We bring to your attention the fact that our legal opinions are an expression of professional judgment and are not a guarantee of result.
Very truly yours,